Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on this Form F-1, Amendment No. 4 of Ctrl Group Limited of our report dated September 6, 2024, with respect to our audit of the consolidated financial statements of Ctrl Group Limited as of March 31, 2024 and 2023 and for each of the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

September 6, 2024